OPINION of MICHAEL C. DUBEN, ESQ.

90 ORVILLE DRIVE
BOHEMIA, NEW YORK 11716
631) 218-7327


                                      June 28, 2001

Voyager Group Inc.
6354 Corte Del Abeto
Carlsbad, Ca 92009


     Re:  Registration Statement on Form S-8 relating to 15,000,000
             Shares of Common Stock, Par Value $.001 per Share, of Voyager Group Inc.,
             Issuable under Consultant Compensation Plan
 ---------------------------------------------------------------

Gentlemen:

      I am acting as counsel to Voyager Group, Inc.,, and a Nevada Corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-8 (the "Registration Statement") relating to the registration of 11,000,000 shares One mil ($0.001) par value common shares of the Company (the "Shares") to be issued to consultants to the Company pursuant to the Company's Consultant Compensation Plan(the "Plan").

      I am familiar with the proceedings taken and to be taken by the Company In connection with the issuance of the shares and authorization of such Issuance, and have also examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of the Certificate of Incorporation and By-Laws of the Company, as each is currently in effect, the Registration Statement, the Plan, resolutions of the Board of Directors of the Company relating to the adoption of and amendments to the Plan and the proposed registration and issuance of the shares and such other corporate documents and records and other certificates, and I have made such investigations of laws as I have deemed necessary or appropriate in order to render a opinion in accordance with the requirement of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended ( "the Securities Act"
      In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photo static copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

      Based upon and subject to the foregoing, I am of the opinion that the Shares to be issued to consultants pursuant to the term of the Plan will, when issued, be validly and legally authorized and issued, fully paid and nonassessale.


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      I hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference in the Registration Statement to me under the heading "Interests of Named Experts and Counsel." In giving this consent, I do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunderThe undersigned beneficially does not own, directly and indirectly, an Common Stock of Registrant.

Sincerely Yours
/s/ MICHAEL C. DUBEN